The Manitowoc Company, Inc.
$175,000,000
10 1/2% Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

August 2, 2002

DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC ONE CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

The Manitowoc Company, Inc., a Wisconsin corporation (the "Company"), and the subsidiaries of the Company listed on the signature page hereto (the "Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with the several Initial Purchasers listed in Schedule 1 hereto (collectively, the "Initial Purchasers"), as set forth below (the "Purchase Agreement" or this "Agreement").

1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $175,000,000 aggregate principal amount of its 10 1/2% Senior Subordinated Notes due 2012 (the "Notes"). The Notes will be unconditionally guaranteed (the "Guarantees" and, together with the Notes, the "Securities") on a senior subordinated basis by each of the Guarantors. The Securities are to be issued under an indenture (the "Indenture") to be dated as of August 8, 2002 by and among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee").

The Securities will be issued in connection with and conditioned upon the acquisition by the Company of Grove Investors, Inc. (the "Target") (the "Acquisition") pursuant to an Agreement and Plan of Merger (the "Agreement and Plan of Merger") and the other related documents (together with the Agreement and Plan of Merger, the "Acquisition Documents") dated as of March 18, 2002. On the Closing Date, Grove Investors, Inc., Grove Holdings, Inc., Grove Worldwide, Inc., Crane Acquisition Corp., Crane Holding Inc. and Grove U.S. LLC will become parties to this Agreement for purposes of the indemnification set forth in Section 10 hereof by executing a Joinder Agreement substantially in the form attached hereto as Exhibit A (the "Joinder Agreement").

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated July 19, 2002 (the "Preliminary Memorandum") and a final offering memorandum dated August 2, 2002 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Securities (except that the Preliminary Memorandum excludes certain pricing and related information), the terms of the offering of the Securities, a description of the Issuers and any material developments relating to the Issuers occurring after the date of the most recent historical financial statements included therein.

The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors have agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

2. Representations and Warranties of the Company as to the Company. The Company represents and warrants to and agrees with the Initial Purchasers that:

(a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 4 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by Deutsche Bank Securities Inc. expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

(b) As of March 31, 2002, the Company had the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company are listed in Schedule 2(b) attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable (except in the case of the Company and the Subsidiaries that are Wisconsin corporations or that otherwise are subject to Wisconsin law, as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c) Each of the Issuers is duly incorporated or otherwise organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Issuers is duly qualified to do business as a foreign corporation or entity in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, financial condition or results of operations of the Issuers, taken as a whole (any such event, a "Material Adverse Effect").

(d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Securities, the Exchange Securities and the Private Exchange Securities (as defined in the Registration Rights Agreement). Each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Guarantees and the guarantees of the Exchange Securities and the Private Exchange Securities. The Securities, when issued, will be in the form contemplated by the Indenture. The Securities, the Exchange Securities and the Private Exchange Securities, have each been duly and validly authorized by the Company, and the Guarantees and the guarantees of the Exchange Securities and the Private Exchange Securities have each been duly and validly authorized by the Guarantors and, when executed by the Company and each of the Guarantors and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (or issued in accordance with the Registration Rights Agreement, in the case of the Exchange Securities and the Private Exchange Securities) will constitute valid and legally binding obligations of each of the Company and the Guarantors, entitled to the benefits of the Indenture, and enforceable against each of the Company and the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(e) Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against each Issuer in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(f) Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers enforceable against each Issuer in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(g) Each of the Issuers has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by the Issuers and will be duly and validly authorized by the Target on the Closing Date. This Agreement has been duly executed and delivered by each Issuer and, upon execution of the Joinder Agreement, will be duly executed and delivered by the Target.

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Acquisition Documents. The Acquisition Documents have been duly and validly authorized, executed and delivered by the Company and constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) No consent, approval, authorization or order of any court or governmental agency or body, or third party, is required for the issuance and sale by the Issuers of the Securities to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as the failure to obtain would not have a Material Adverse Effect and (iii) such as may be required under state securities or "Blue Sky" laws or foreign securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, and except with respect to the registration of the Exchange Securities and Private Exchange Securities, if applicable, pursuant to the Registration Rights Agreement and the qualification of the Indenture under the TIA. None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which its properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(j) The execution, delivery and performance by the Issuers of this Agreement and the consummation by the Issuers of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any Issuer or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws or foreign securities laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof) any statute, judgment, decree, order, rule or regulation applicable to any Issuer or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The execution, delivery and performance by the Issuers of the Indenture and the Registration Rights Agreement and the consummation by the Issuers of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any Issuer or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws or foreign securities laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof) any statute, judgment, decree, order, rule or regulation applicable to any Issuer or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) The audited consolidated financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data relating to the Company in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers LLP ("PWC") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(m) The audited consolidated financial statements of the Target included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Target at the dates and for the periods to which they relate and have been prepared in accordance with U.S. GAAP applied on a consistent basis, except as otherwise stated therein. KPMG LLP ("KPMG") is an independent accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder. The audited consolidated financial statements of the Potain SAS ("Potain") included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Potain at the dates and for the periods to which they relate and have been prepared in accordance with U.S. GAAP applied on a consistent basis, except as otherwise stated therein. Ernst & Young LLP ("E&Y" and, together with "PWC" and "KPMG," the "Independent Accountants") is an independent accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

(n) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) except as stated therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(o) There is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which any Issuer is a party, or to which the property or assets of any Issuer are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to such Issuer, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

(p) Subject to compliance with the consent decree filed July 31, 2002 between the Company and the United States Department of Justice and approved by order of the United States District Court, as described in the Final Memorandum (the "Consent Decree"), each of the Issuers possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuers has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Issuers has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Issuers has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, financial condition, or results of operations of the Companies and its Subsidiaries, taken as a whole, (ii) none of the Issuers has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company or another Subsidiary and with respect to the Company, the Company's regular cash dividend to its shareholders) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of any Issuer.

(r) Each of the Issuers has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that any of the Issuers is contesting in good faith and for which it has provided adequate reserves, there is no tax deficiency that has been asserted against any Issuer that would, individually or in the aggregate, have a Material Adverse Effect.

(s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Issuers reasonably believe to be reliable and accurate.

(t) None of the Issuers nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(u) Each of the Issuers has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which each Issuer is a party or by which any of them is bound are valid and enforceable against it, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Issuers owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and no Issuer has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(v) There are no legal or governmental proceedings involving or affecting the Issuers or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

(w) Except as would not, individually or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Final Memorandum, (A) each of the Issuers is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Issuers has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against them under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by any Issuer, (E) none of the Issuers has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable Environmental Law; (F) no property or facility of any Issuer is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority; (G) none of the Issuers is subject to any order, decree or agreement requiring, or is otherwise obligated or required to perform any response or corrective action relating to any Hazardous Materials pursuant to any Environmental Law and (H) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by any of the Issuers with any applicable Environmental Law or to result in liability under any applicable Environmental Law.

For purposes of this Agreement; (A) "Environmental Laws" means the common law and all applicable laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom, and (iv) protection or restoration of natural resources such as flora, fauna and wetlands; and (B) "Hazardous Materials" means any pollutant, contaminant, waste, chemical, substance, material or constituent subject to regulation or which can give rise to liability under any Environmental Law.

(x) Except as would not, individually, or in the aggregate, have a Material Adverse Effect, there is no strike, labor dispute, slowdown or work stoppage with the employees of any Issuer that is pending or, to the knowledge of such Issuer, threatened.

(y) Except as would not, individually, or in the aggregate, have a Material Adverse Effect, each of the Issuers carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(z) Except as would not, individually, or in the aggregate, have a Material Adverse Effect, none of the Issuers has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any Issuer makes or ever has made a contribution and in which any employee of any Issuer is or has ever been a participant. With respect to such plans, each Issuer is in compliance in all material respects with all applicable provisions of ERISA.

(aa) Each of the Issuers (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(bb) None of the Issuers is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc) The Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

(dd) No holder of securities of any Issuer will be entitled to have such securities registered under the registration statements required to be filed by any Issuer pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(ee) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuers (each on a consolidated basis) is, nor will any of the Issuers (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

(ff) None of the Issuers nor any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act; provided, however, that no representation is made with respect to the actions of the Initial Purchasers in connection with the transaction contemplated by this Agreement. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

(gg) No securities of any Issuer are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(hh) None of the Issuers has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(ii) None of the Issuers, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

Any certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by each Issuer to the Initial Purchasers as to the matters covered thereby.

3. Representations and Warranties of the Company as to the Target. The Company represents and warrants to and agrees with the Initial Purchasers that:

(a) All of the representations and warranties of the Target contained in Article V of the Agreement and Plan of Merger were true and correct on the date of the Agreement and Plan Merger and will be true as of the Closing Date as if made on each such date, except where any failure of such representation or warranty to be true and correct could not reasonably be expected to have a Material Adverse Effect.

4. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company at a purchase price of 97.5% of their principal amount thereof, the principal amount of Notes set forth opposite such Initial Purchaser's name in Schedule I hereto. One or more certificates in definitive form representing the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Quarles & Brady LLP, 411 E. Wisconsin Ave., Milwaukee, Wisconsin, at 9:00 A.M., New York time, on August 8, 2002 or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon (such time and date of delivery against payment being herein referred to as the "Closing Date"). The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

5. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

6. Covenants of the Issuers. Each of the Issuers covenants and agrees with the Initial Purchasers that:

(a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent, which consent shall not be unreasonably withheld. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) If, at any time prior to the completion of the sale of Securities by the Initial Purchasers, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

(d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Issuers will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

(f) For so long as any of the Securities remain outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national or international securities exchange on which any class of securities of the Issuers may be listed.

(g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

(h) None of the Issuers nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities.

(i) None of the Issuers will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) The Issuers will use all reasonable efforts to (i) permit the Securities to be designated as Portal-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD's Portal Market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l) In connection with Securities offered and sold in an off-shore transaction (as defined in Regulation S) the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

7. Expenses. The Issuers, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 8 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

8. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Quarles & Brady LLP, outside counsel for the Issuers, and Maurice D. Jones, Esq., General Counsel of the Company, in each case in form and substance satisfactory to the Initial Purchasers, to the effect that:

(i) Each of the Issuers is validly existing and, where applicable, in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Final Memorandum.

(ii) As of March 31, 2002, the Company had the authorized, issued and outstanding capitalization set forth in the Final Memorandum. All of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable by the issuer thereof (subject to the personal liability that may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case) and were not issued in violation of any preemptive or similar rights; except as indicated otherwise on Schedule 2(b) attached hereto, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act, the securities or "Blue Sky" laws of certain jurisdictions and liens existing under the Company's senior credit facility) or voting.

(iii) Except for the obligations of the Company to issue shares of its common stock in connection with the exercise of outstanding options granted pursuant to The Manitowoc Company, Inc. 1995 Stock Plan and The Manitowoc Company, Inc. 1999 Non-Employee Director Stock Plan, and except for shares of common stock of the Company and for options for the purchase of such shares issuable by the Company pursuant to the Acquisition Documents, (A) no options, warrants or other rights to purchase from the Issuers shares of capital stock or ownership interests in the Issuers are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Issuers are outstanding and (C) no holder of securities of the Issuers is entitled to have such securities registered under a registration statement filed by the Issuers pursuant to the Registration Rights Agreement.

(iv) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vi) The Guarantees are in the form contemplated by the Indenture. (a) The Guarantees have been duly and validly authorized and executed by each of the Guarantors and, when the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture, the Guarantees and (b) the guarantees of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Guarantors and when duly executed by each of the Guarantors (and when the Exchange Notes or the Private Exchange Notes, as the case may be, are authenticated by the Trustee in accordance with the provisions of the Indenture), in each case (a) and (b), will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes are duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(viii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

(x) The Indenture, the Securities and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

(xi) Except as contemplated by the Consent Decree, no legal or governmental proceedings are pending or, to the knowledge of such counsel, threatened to which any of the Issuers is a party or to which the property or assets of any Issuer is subject that, if determined adversely to such Issuer, would result, individually or in the aggregate, in a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

(xii) None of the Issuers is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by the Company with the Commission), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

(xiii) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Acquisition Documents and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel (including in any event any of the foregoing that have been filed by the Company with the Commission), except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of any of the Issuers, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws, foreign securities laws and the Consent Decree and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 9 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to any of the Issuers or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, those that have previously been obtained and those that may be required by the Act or the TIA in connection with the exchange offer contemplated by the Registration Rights Agreement.

(xv) To the knowledge of such counsel, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(xvi) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

(xvii) None of the Company or the Subsidiaries is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(xviii) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 9 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 9 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 9 hereof.

(xix) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

At the time the foregoing opinions are delivered, Quarles & Brady LLP and Maurice D. Jones shall additionally state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although they have not independently verified and are not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 8(a)(x)), no facts have come to such counsel's attention that lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company's books and records included in the Final Memorandum).

References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

(b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and a bring down comfort letter from PWC dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

(d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects (except those already qualified by materiality or Material Adverse Effect which shall be true and correct) on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects (except those already qualified by materiality or Material Adverse Effect which shall be true and correct) on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied, in each case in all material respects hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Issuers shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President, General Counsel or any Senior Vice President and the Chief Financial Officer, to the effect that:

(i) The representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(h) On the Closing Date, the Initial Purchasers shall have received all of the following duly executed and delivered:

(i) a copy of the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect at all times from and after the Closing Date;

(ii) a copy of the Joinder Agreement executed by the Target and such agreement shall be in full force and effect at all times from and after the Closing Date;

(iii) a copy of the Indenture executed by the Issuers and such agreement shall be in full force and effect at all times from and after the Closing Date;

(iv) copies of the Acquisition Documents executed by the Company and the Target and such documents shall be in full force and effect at all times from and after the Closing Date.

(i) The Acquisition shall have occurred in accordance with the terms of the Acquisition Documents.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Issuers as they shall have heretofore reasonably requested from the Issuers.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

9. Offering of Securities; Restrictions on Transfer. (a)  The Initial Purchasers agree with Issuers that (i) they have not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; (ii) they have and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("non-U.S. purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum); (iii) they have not offered or sold and, prior to the date six months after the date of issuance of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (iv) they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act of 2000 does not apply to us or the Guarantors; and (v) they have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(b) Each of the Initial Purchasers represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering or the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

10. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Initial Purchasers or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement made by the Issuers in Sections 2 and 3 hereof;

(ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

(iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers specifically for use therein, and provided further, that the Issuers will not be liable to the Initial Purchasers or any person controlling the Initial Purchasers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from the Initial Purchasers but was not sent or given a copy of the Final Memorandum (as amended or supplemented) in any case where such delivery of the Final Memorandum (as amended or supplemented) was required by the Act, unless such failure to deliver the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers with Section 6 hereof. The indemnity provided for in this Section 10 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 10 for any settlement of any claim or action effected without the Company's consent, which shall not be unreasonably withheld.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchasers, furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 10 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. An Initial Purchaser shall not be liable under this Section 10 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of an Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which such Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by such Initial Purchaser, unless such settlement (A) includes an unconditional written release of such Initial Purchaser, in form and substance reasonably satisfactory to such Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Initial Purchaser.

(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 10, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 10 or the Issuers in the case of paragraph (b) of this Section 10, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 10, in which case the indemnified party may effect such a settlement without such consent.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or an Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 10(d) are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

11. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their officers or directors, the Initial Purchasers or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 7, 10, 11 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform in all material respects all obligations and satisfy in all material respects all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

(i) any of the Issuers shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Issuers), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a national disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities either within or outside of the United States, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the United States or international financial markets that, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

(v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

(b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.

13. Information Supplied by the Initial Purchasers. The statements set forth in (i) the last sentence of the sixth paragraph on page i and (ii) in the second and third sentences of the third paragraph, the fourth paragraph, the third sentence of the eighth paragraph and the ninth paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 10 hereof.

14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: Corporate Finance Department; if sent to the Issuers, shall be mailed or delivered to the Issuers at 500 South 16th Street, Manitowoc, Wisconsin 54220, Attention: General Counsel; with a copy to Quarles & Brady LLP 411 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Fred G. Lautz, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 10 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 10 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 10 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Issuers and the Initial Purchasers.

                                                                               Very truly yours,

                                                                               THE MANITOWOC COMPANY, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President, General Counsel and Secretary

MANITOWOC CRANE COMPANIES, INC.

By: /s/ Stanley St. John Name: Stanley St. John Title: President

MANITOWOC MARINE GROUP, LLC

By: The Manitowoc Company, Inc.,
as sole member and manager

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President, General Counsel and Secretary

MANITOWOC FOODSERVICE COMPANIES, INC.

By: /s/ Stanley St. John Name: Stanley St. John Title: President
MANITOWOC WESTERN COMPANY, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC RE- MANUFACTURING, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC CRANES, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

WEST-MANITOWOC, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

FEMCO MACHINE COMPANY, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC CP, INC.

By: /s/ Stanley St. John Name: Stanley St. John Title: President

KMT REFRIGERATION, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

HARFORD DURACOOL, LLC

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

DIVERSIFIED REFRIGERATION, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

SERVEND SALES CORP.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC BEVERAGE SYSTEMS, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary
MANITOWOC ICE, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC EQUIPMENT WORKS, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC FP, INC.

By: /s/ Stanley St. John Name: Stanley St. John Title: President

KMT SALES CORP.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC BEVERAGE EQUIPMENT, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

NORTH CENTRAL CRANE & EXCAVATOR SALES CORP.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

ENVIRONMENTAL REHAB, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MANITOWOC MEC, INC.

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

MARINETTE MARINE CORPORATION

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

POTAIN CORPORATION

By: /s/ Maurice D. Jones Name: Maurice D. Jones Title: Vice President and Secretary

The foregoing Agreement is hereby con-
firmed and accepted as of the date first
above written.

DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC ONE CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.

DEUTSCHE BANK SECURITIES INC.

By:  /s/ Jeffrey A. Baker
Name: Jeffrey A. Baker
Title: Director

By:  /s/ Thomas Maloney
Name: Thomas Maloney
Title: Managing Director

SCHEDULE 1

Initial Purchaser	Principal Amount
Deutsche Bank Securities Inc.	$52,500,000
Credit Suisse First Boston Corporation	52,500,000
Banc One Capital Markets, Inc.	35,000,000
Fleet Securities, Inc.	17,500,000
J.P. Morgan Securities Inc.	10,500,000
Lehman Brothers Inc.	7,000,000

Total	$175,000,000

SCHEDULE 2(b)

Subsidiaries of the Company
Subsidiaries of The Manitowoc Company, Inc.

Manitowoc Crane Companies, Inc.	(Nevada)
Manitowoc International Sales Corp.	(Barbados)
Manitowoc Foodservice Companies, Inc.	(Nevada)
North Central Crane & Excavator Sales Corp.	(Nevada)
Manitowoc Marine Group, LLC	(Nevada)
Manitowoc (Bermuda) Ltd.	(Bermuda)
Environmental Rehab, Inc.	(Wisconsin)
Manitowoc Western Company, Inc.	(Wisconsin)
Manitowoc FAPG S.r.l.	(Italy)

Subsidiaries of Manitowoc Crane Companies, Inc.

Femco Machine Company, Inc.	(Nevada)
Manitowoc Cranes, Inc.	(Wisconsin)
West-Manitowoc, Inc.	(Wisconsin)
Manitowoc Re-Manufacturing, Inc.	(Wisconsin)
Manitowoc CP, Inc.	(Nevada)
Manitowoc Boom Trucks, Inc.	(Texas)
Manitowoc MEC, Inc.	(Nevada)

Subsidiary of Manitowoc Boomtrucks, Inc.

Manimex S.A. de C.V.	(Mexico)

Subsidiary of Manitowoc MEC, Inc.

Manitowoc Korea Company, Ltd.	(Korea)

Subsidiaries of Manitowoc Foodservice Companies, Inc.

Manitowoc Ice, Inc.	(Wisconsin)
Manitowoc Equipment Works, Inc.	(Nevada)
Manitowoc Beverage Systems, Inc.	(Nevada)
Mutiplex GmbH	(Germany)
KMT Refrigeration, Inc.	(Wisconsin)
Diversified Refrigeration, Inc.	(Tennessee)
Manitowoc FP, Inc.	(Nevada)
Servend Sales Corp.	(Nevada)
Manitowoc Beverage Equipment, Inc.	(Missouri)
KMT Sales Corp.	(Nevada)

Subsidiary of KMT Refrigeration, Inc.

Harford Duracool, LLC	(Wisconsin)

Subsidiary of Manitowoc Marine Group, LLC

Marinette Marine Corporation	(Wisconsin)

Subsidiaries of Manitowoc (Bermuda) Ltd.

Manitowoc (Barbados) Ltd.	(Barbados)
Manitowoc Europe Holdings Ltd.	(United Kingdom)

Subsidiaries of Manitowoc Europe Holdings Ltd.

Manitowoc France SAS	(France)
Manitowoc Europe Ltd.	(United Kingdom)

Subsidiary of Manitowoc FAPG S.r.l.

Fabbrica Apparecchiature per la Producione di Ghiaccia Srl	(Italy)

Subsidiaries of Manitowoc France SAS

Potain SAS	(France)

Subsidiaries of Potain SAS

SCI les Sthenes du Plateau	(France)
Potain UK Ltd	(England)
SCI les Aulnettes	(France)
Potain Ire Ltd(1)	(Ireland)
SAM Sologat SRL	(France)
Potain Corporation	(Delaware)
Potain Zhangjiagang Ltd	(China)
Potain Ltda(2)	(Brazil)
Liftlux Potain GmbH	(Germany)
BPGR Sarl	(France)
Noe Pereira Filhos Lda(3)	(Portugal)
Potain Spa	(Italy)
Potain GmbH	(Germany)
Potain Pte Ltd	(Singapore)
Manitowoc Potain Pte Ltd	(Singapore)
Potain Belgium	(Belgium)

Subsidiaries of BPGR Sarl

Axiome de Re SA	(Luxembourg)

Subsidiaries of Noe Pereira Filhos Lda

Potain Portugal Equipamentos Para a Construcao SA	(Portugal)

Subsidiaries of Potain Spa

Potain Italia Spa	(Italy)
Potain International Spa	(Italy)
Potain Industrie Spa	(Italy)

Subsidiaries of Potain GmbH

Potain S.R.O.	(Czech Republic)
Potain Hungaria Kft	(Hungary)
Potain Polska	(Poland)
Cadillon GmbH	(Germany)
Potain Technick GmbH	(Germany)
Solum Grundstucks Vermeitungsgesellschaft mbH	(Germany)

Subsidiaries of Potain Pte Ltd

Potain Pty	(Australia)
Potain Inc(4)	(Philippines)

Subsidiaries of Manitowoc Potain Pte Ltd

Manitowoc (Hangzhou) Refrigeration Co Ltd	(China)
Shanghai Manitowoc International Trading Co Ltd	(China)

______________________________

(1) 51.0% owned.

(2) 74.1% owned.

(3) 99.64% owned.

(4) 70.0% owned.

Exhibit A

The Manitowoc Company, Inc.
$175,000,000
10 1/2% Senior Subordinated Notes due 2012

JOINDER AGREEMENT

, 2002

DEUTSCHE BANK SECURITIES INC.
31 West 52nd Street
New York, NY 10019

Ladies and Gentlemen:

Reference is hereby made to that certain purchase agreement (the "Purchase Agreement") dated as of August 2, 2002 among The Manitowoc Company, Inc., a Wisconsin corporation (the "Company"), the guarantors named therein (the "Guarantors") and Deutsche Bank Securities Inc., Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc., Fleet Securities, Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (the "Initial Purchasers"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and all other documents it deems fit to enter into this Joinder Agreement (the "Joinder Agreement"), and acknowledges and agrees to (i) join and become a party to the Purchase Agreement for purposes of Section 10 thereof as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to an indemnifying party in the Purchase Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of an indemnifying party pursuant to the Purchase Agreement.

Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against each of the undersigned in accordance with its terms.

THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above.

Very truly yours,

GROVE INVESTORS, INC.

By: Name: Title:

GROVE HOLDINGS, INC.

By: Name: Title:

GROVE WORLDWIDE, INC.

By: Name: Title:

CRANE ACQUISITION CORP.

By: Name: Title:

CRANE HOLDING INC.

By: Name: Title:

GROVE U.S. LLC

By: as sole member and manager

By: Name: Title:

The foregoing Joinder Agreement is hereby
confirmed and accepted as of the date first
above written.

DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC ONE CAPITAL MARKETS, INC.
FLEET SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit B

[Registration Rights Agreement]

[separately filed]